  EXHIBIT 8.1

390 Madison Ave

12th Floor

New York, NY 10017

As of October 19, 2023

Royalty Management Corporation

8500 E. 116 Street #264

Fishers, Indiana 46038

Attention: Thomas M. Suave

Email: tms@royaltymgmtcorp.com

Re:       Tax Opinion.

Ladies and Gentlemen:

We have acted as special tax counsel to Royalty Management Corporation (the “Company”) in connection with the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”) filed on [•] relating to the proposed merger (the “Merger” or the “Business Combination”) of Royalty Merger Sub, Inc. (“Merger Sub”), a direct, wholly-owned subsidiary of American Acquisition Opportunity, Inc., an  Indiana corporation  (“AAO”), with the Company.

In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including that certain Agreement and Plan of Merger, dated as of June 28, 2022 between AAO, Merger Sub and the Company (as may be amended from time to time, the “Merger Agreement”), the Registration Statement, and certain customary tax representation letters provided by each of the Company, AAO and the Merger Sub (the “Tax Representation Letters”).

Royalty Management Corporation

As of October 19, 2023

In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein will be waived by any party), (ii) the statements concerning the transactions and the parties thereto set forth in the Merger Agreement and in the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger, (iii) the statements and representations contained in the Tax Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger, (iv) any such statement or representation set forth in the Merger Agreement, the Registration Statement or the Tax Representation Letters that is qualified by belief, knowledge, intention, materiality or any comparable or similar qualification, is and will be true, complete and correct as if made without such qualification, (v) the parties to the Merger Agreement and their respective subsidiaries will treat the transactions for U.S. federal income tax purposes in a manner consistent with this opinion, (vi) such parties have complied with and will continue to comply with the obligations, covenants and agreements contained in the Merger Agreement and (vii) there will be no change in applicable U.S. federal income tax law from the date hereof through the effective time of the Merger. If any of the above described assumptions is untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement, the Registration Statement, or the Tax Representation Letters, this opinion may be adversely affected. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing.

Based on the foregoing and subject to the assumptions, limitations and qualifications stated in the Registration Statement and herein, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences; Certain Material U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Royalty Common Stock" This opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the United States Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof. Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein. Our opinion is based on the facts, assumptions and representations set forth in the Registration Statement and this opinion. If any of the facts, assumptions or representations is not true, correct or complete, our opinion may not be applicable. We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, representation, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise. Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.

We express no opinion concerning any tax or other consequences of the Merger other than those specifically set forth herein.

We hereby consent to the filing of this letter, as applicable or required, as an exhibit to the Registration Statement and to the reference to this firm as counsel to Royalty Management Corporation under the caption “Material U.S. Federal Income Tax Consequences; Certain Material U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Royalty Common Stock” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours, /s/ Barnes & Thornburg, LLP BARNES & THORNBURG, LLP